July 25, 2005

Dear America West and US Airways Employees:

Just over two months ago, we announced our plans to merge America West and US Airways. Since that time, we have made tremendous progress. We have reached agreements with two additional investors, bringing the total amount of new equity investment supporting the transaction to $565 million. We have also obtained clearance from the Department of Justice for our proposed merger, and just last Friday, we obtained the ATSB's consent for the merger. We are pleased that our plans to close on the merger agreement by early fall remain on track.

One important step is to determine the organizational structure for the new airline and assign areas of responsibility to individual executives. As we've already announced, Doug Parker will become chairman, president, and CEO of the merged company and Bruce Lakefield will become vice chairman. There will be three key areas that report to Doug: operations, marketing and administration. We plan to recommend to the new airline's board that three extremely talented individuals be elected to oversee these functions:

- Operations: Al Crellin, currently US Airways executive vice president, operations, will have responsibility for the merged airline's operations, including safety, flight operations, maintenance, airports and inflight services. Al will retain his title of executive vice president, operations.

- Marketing: Scott Kirby, currently America West executive vice president, sales and marketing, will be responsible for revenue management, information technologies, scheduling/planning, marketing, sales, alliances, distribution and reservations. Scott will retain his title of executive vice president, sales and marketing.

- Administration: Jeff McClelland, currently America West executive vice president and chief operating officer, will become executive vice president and chief administrative officer. America West Chief Financial Officer Derek Kerr and General Counsel Jim Walsh will retain their current areas of responsibility and will report to Jeff. Other areas reporting to Jeff will include human resources, labor relations and the owned affiliate operations.

Two additional areas, public affairs and communications, also will report to Doug. Overseeing those areas, respectively, will be C.A. Howlett, currently America West senior vice president, public affairs and Elise Eberwein, currently America West vice president, corporate communications.

Over the next few weeks, the rest of the officer team will be selected and we will continue to work through the organization to ensure we assemble an outstanding leadership team and that everyone is given a fair opportunity to be part of that team. Our goal is to have the entire management team announced and ready to go on the day we close the transaction this fall.

We are moving as quickly as we can while ensuring we are making thoughtful decisions for the new airline. We will continue to communicate with you often throughout this process, so keep your questions coming. In the meantime, thank you for continuing to take care of our customers.

Doug Parker, AWA President & CEO                  Bruce Lakefield, US Airways President & CEO

FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We urge you to read cautionary language regarding forward-looking statements, including factors that may cause actual results and/or outcomes to differ from the forward-looking statements, located on the Company's website at www.americawest.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, US Airways has filed a registration statement, including a proxy statement of America West, and other materials with the Securities and Exchange Commission (the "SEC"). WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about US Airways and America West at http://www.sec.gov, the SEC's website. Free copies of America West's SEC filings are also available on America West's website at http://www.shareholder.com/americawest/edgar.cfm, or by request to Investor Relations, America West Holdings Corporation, 111 West Rio Salado Pkwy, Tempe, Arizona 85281. Free copies of US Airways' SEC filings are also available on US Airways' website at http://investor.usairways.com/edgar.cfm or by request to Investor Relations, US Airways Group, Inc., 2345 Crystal Drive, Arlington, VA 22224.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

America West, US Airways and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from America West's stockholders with respect to the proposed transaction. Information regarding the officers and directors of America West is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 15, 2005. Information regarding the officers and directors of US Airways is included in its 2004 Annual Report filed with the SEC on Form 10-K on March 1, 2005. More detailed information regarding the identity of potential participants, and their interests in the solicitation, is set forth in the registration statement and proxy statement and other materials filed with the SEC in connection with the proposed transaction.